UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2013

NEW SOURCE ENERGY PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

914 North Broadway, Suite 230

Oklahoma City, Oklahoma 73102

(405) 272-3028

(Address of Principal Executive Offices, Including Zip Code)

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 31, 2013, New Source Energy Partners L.P., a Delaware limited partnership (the “Partnership”) completed an acquisition of certain oil and gas properties located in Oklahoma (the “Assets”) from New Source Energy Corporation, a Delaware corporation (“NSEC”), pursuant to an Assignment, Bill of Sale and Conveyance from NSEC in favor of the Partnership. As consideration for the Assets, the Partnership paid a total of $7,055,683.80 in cash to NSEC, representing a reimbursement of the costs incurred by NSEC to acquire and develop the Assets through May 22, 2013. The acquisition of the Assets closed on May 31, 2013, with an effective date of May 1, 2013.

The Assets are located in the Golden Lane field, where the majority of the Partnership’s current assets are located. The Assets had estimated proved reserves of 1.1 MMBoe as of December 31, 2012, of which 3% are oil and 59% are natural gas liquids.

Relationships

NSEC is controlled by David J. Chernicky, the Chairman of the Board of Directors of New Source Energy GP, LLC, the general partner of the Partnership (the “General Partner”). Mr. Chernicky is the Chairman of the Board of Directors of NSEC and owns approximately 89.0% of NSEC’s outstanding common stock. Kristian B. Kos, a director and the President and Chief Executive Officer of the General Partner, is a director and executive officer of NSEC and owns approximately 10% of NSEC’s outstanding common stock. Certain other officers and directors of NSEC or their affiliates also serve as officers and/or directors of the General Partner.

The Board of Directors of the General Partner, including each member of its conflicts committee (which consists of directors meeting the New York Stock Exchange listing standards for independence) unanimously approved the Partnership’s acquisition of the Assets. The Board of Directors, including each member of its conflicts committee, reviewed information relating to the estimated value of the proved reserves associated with the Assets and concluded that the acquisition of the Assets was fair to the Partnership.

Item 7.01	Regulation FD Disclosure

On June 4, 2013, the Partnership issued a press release announcing the acquisition of the Assets as described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and will not be incorporated by reference into any filing under the Securities Act of 1933 unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated June 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P. By: New Source Energy GP, LLC, its general partner

Dated: June 4, 2013	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	President and Chief Executive Officer